CONSENT OF COUNSEL


     We consent to the reference to our Firm under the heading "Counsel and Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A of Daily Tax Free Income Fund, Inc. as filed with the Securities and Exchange Commission on or about February 25, 2005.

PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York
February 24, 2005